Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) between Ocuphire Pharma, Inc., a Delaware corporation (the “Company”), and Nirav Jhaveri (the “Executive”) is entered into and made effective as of February 12, 2024 (the “Amendment Date”).

Recitals

Whereas, the Company and the Executive entered into an Employment Agreement, effective as February 12, 2024 (the “Employment Agreement”); and

Whereas, the Company and the Executive now wish to amend the Employment Agreement as provided herein to be effective as of the Amendment Date.

Agreement

Now, Therefore, in consideration of the foregoing and the terms and conditions set forth below, the Company and the Executive hereby agree as follows:

1.           DEFINED TERMS. Capitalized  terms  used  but  not  defined  in  this  Amendment  will  have  the meaning(s) ascribed thereto in the Employment Agreement.

2.          AMENDMENT TO SECTION 2(B)(II). As of the Amendment Date, Section 2(b)(ii) of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

“Equity Grant.  Subject to the terms and conditions of the Company 2021 Inducement Plan (as such plan may be amended, modified or replaced, the “Plan”) and the form of grant notice and award agreement issued thereunder (collectively, the “Equity Documents”), promptly following the Effective Date and approval by the Board (or the Compensation Committee), the Company will issue the Executive an Option (as defined in the Plan) to purchase 210,000 shares of the Company’s Common Stock (the “Stock Option Award”) and an Restricted Stock Award (as defined in the Plan) for 140,000 shares of the Company’s Common Stock (the “RSU Award” and together with the Stock Option Award, the “Equity Awards”). The Stock Option Award shall include the following additional terms: (A) the exercise price per share for the Stock Option Award shall be equal to the Fair Market Value (as defined in the Plan) of a share of the Company’s Common Stock on the date of grant of the Stock Option Award; and (B) the Stock Option Award shall vest on the following schedule, subject to the Executive’s continued employment with the Company on each such vesting date and the terms and conditions of the Plan and Equity Documents: twenty-five percent (25%) of the shares subject to the Stock Option Award shall vest on the one (1) year anniversary of the grant date with the balance vesting quarterly in 12 equal installments thereafter.  The RSU Award shall vest in four (4) equal annual installments on the first, second, third, and fourth anniversaries of the grant date, subject to the Executive’s continued employment with the Company on each such vesting date and the terms and conditions of the Plan and Equity Documents.  For the avoidance of doubt, in the event of any conflict between the terms of this Section 2(b)(ii) of this Agreement and the terms of the Plan and Equity Documents, the terms of the Plan and Equity Documents shall control.”

3.           CONSTRUCTION. The provisions of Section 8(a) of the Employment Agreement are hereby deemed incorporated by reference mutatis mutandis.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Employment Agreement. The terms of this Amendment amend and modify the Employment Agreement as if fully set forth in the Employment Agreement. If there is any conflict between the terms, conditions and obligations of this Amendment and the Employment Agreement, this Amendment’s terms, conditions and obligations shall control. All other provisions of the Employment Agreement not specifically modified by this Amendment are preserved. This Amendment may be executed in counterparts (including via facsimile or .pdf), each of which shall be deemed an original, and all of which together shall constitute one and the same document.

Signatures on the Following Page

In Witness Whereof, the parties have executed this Amendment as of the date first written above.

The Executive:	The Company:

Ocuphire Pharma, Inc.

/s/ Nirav Jhaveri	By:	/s/ George Magrath
Nirav Jhaveri	Name: George Magrath
Title: Chief Executive Officer

Signature Page to
First Amendment to Employment Agreement